Exhibit 3.159
BYLAWS
OF
THM HOMES, INC.
ARTICLE I
Offices
     1.1 Principal Office. The principal office of the Corporation shall be located in Louisville, Kentucky. The Corporation may have such other offices, either within or outside the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.
     1.2 Registered Office. The registered office of the Corporation shall be, CT Corporation, 1209 Orange Street, Wilmington, Delaware. The address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
Shareholders
     2.1 Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work any forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.
     2.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President, and shall be called by the President at the written request of a majority of the members of the Board of Directors, or by the holders of not less than 33% of all the outstanding shares of the Corporation.
     2.3 Place of Meetings. The Board of Directors may designate any place within or outside the Commonwealth of Kentucky as the place for the annual meeting or any special meeting of shareholders called by the Board of Directors. If no designation is properly made, or if a special meeting is otherwise called, the place of meeting shall be at the principal office of the Corporation in the Commonwealth of Kentucky.
     2.4 Notice of Annual or Special Meetings. The Corporation shall give notice to shareholders of record of the date, time and place of each annual or special shareholders meeting to be held, and, in case of a special meeting, the purpose or purposes for which the meeting is called, no less than 10 days nor more than 60 days before the date of the meeting. Notice shall be given in written form, delivered personally or by telegraph, facsimile, any other form of wire or wireless written communication, including electronic mail or by mail or private carrier, by or at the direction of the President or the Secretary. If notice is given by mail, such notice shall be deemed to be delivered when deposited in the United States mail correctly addressed to the shareholder at his address as it appears on the records of the Corporation, with postage prepaid. If notice is given by private carrier, such notice shall be deemed to be delivered upon delivery of such notice to a private carrier, in any envelope required by such private carrier for delivery without charge to the shareholder, correctly addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by telegraph, facsimile or any other form of wire or wireless written communication, including electronic mail, notice shall be deemed to be delivered upon proper transmission of such written communication to the shareholder’s address as it appears on the records of the Corporation or through a wireless communication telephone number for a shareholder’s business or residence address known to the Corporation that the Corporation reasonably believes will result in the receipt of such written communication (or all material information as to its contents) by the shareholder. An affidavit (a) of mailing of notice of a meeting of shareholders, executed by the Secretary, any Assistant Secretary or any transfer agent of the Corporation, (b) of delivery of notice, executed by any private carrier or any independent company engaged in the transmission and delivery of telegraphs, and (c) of proper transmission of notice by teletype or any other form of wire or wireless written communication, executed by any officer of the Corporation, shall be prima facie evidence of the giving of such notice.
     2.5 Meetings by Consent of All Shareholders. If all the shareholders shall meet at any time and place and consent in writing to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting, any corporate action may be taken.
     2.6 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of the shareholders for all purposes unless a greater or lesser quorum shall be provided by law or the Corporation’s Articles of Incorporation and in

such case the representation of the number so required shall constitute a quorum. Once a share is represented for any purpose at the meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting. In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.7 of these Bylaws.
     2.7 Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof is announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
     2.8 Voting. Unless otherwise required by the Delaware Corporation Law, the Corporation’s Articles of Incorporation or these Bylaws, (a) any question brought before any meeting of shareholders shall be decided by the vote of the holders of a majority of the shares represented and entitled to vote on the matter and (b) each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share entitled to vote on the matter held by such shareholder. The Board of Directors, in its discretion, or the chairman presiding at a meeting of shareholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.
     2.9 Proxies. At all meetings of shareholders, a shareholder may vote by a proxy signed by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy. A proxy may be revoked in writing at any time. The effective time of such revocation shall be the time the Secretary of the Corporation receives the written notice of revocation.
     2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by that corporation’s president or by proxy appointed by him or by such other person as the board of directors of such other corporation may determine.
     2.11 Attendance at Meeting as Waiver. Attendance by a shareholder at a meeting of shareholders (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
     2.12 Action by Consent of Shareholders. Any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE III
Directors
     3.1 General Powers. The business affairs of the Corporation shall be managed by its Board of Directors.
     3.2 Number, Tenure and Qualifications. The number of directors of the Corporation shall be not less than two (2) and not more than seven (7) but may be increased by resolution of the Board of Directors from time to time. Each director shall hold office for the term for which he was elected and until his successor shall be elected and qualified, whichever period is longer, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     3.3 Removal and Resignations. At a meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire Board of Directors may be removed, with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.4 Annual, Regular, and Special Meetings. An annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders if there are more than a sole shareholder. The Board of Directors may designate the time and place, either within or outside the Commonwealth of Kentucky for the holding of regular meetings without other notice than such resolution. Special meetings of the Board of Directors may be called by, or at the request of, the President or by any two directors. All special meetings of the Board of directors shall be held at the principal office of the Corporation unless some other place shall be specified in the notice of the meeting.

     3.5 Notice. Notice of any special meeting shall be given at least 48 hours prior hereto, either in person or by telephone, or in written form delivered personally or by telegraph, teletype, any other form of wire or wireless written communication or by mail or private carrier, to each director at such business address (and business wire or wireless communication telephone number, if any) as he shall register with the Secretary of the Corporation. If mailed, such notice shall be deemed to be delivered at the earliest of the following: (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. If notice is given by a private carrier, such notice shall be deemed to be delivered upon delivery of such notice to a private carrier in any envelope required by such private carrier for delivery without charge to the director, correctly addressed to the director at his business address. If notice is given by telegraph, teletype or any other form of wire or wireless written communication, notice shall be deemed o be delivered when receipt of such written communication is confirmed (whether by telephone or otherwise) by any person present at the director’s business address to which such written communication has been transmitted. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     3.6 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     3.7 Manner of Acting. The act of the majority of the directors present at a meeting it which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.
     3.8 Participation by Telephonic Means. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other at the same time, and participation in a meeting pursuant to this provision shall constitute presence in person at the meeting.
     3.9 Increase or Decrease to Number of Directors: Vacancies. The Board of Directors may increase or decrease by 30% or less the number of directors last elected by the shareholders of the Corporation. Created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority of the remaining directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders and until his successor shall lave been duly elected and qualified, or until his earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     3.10 Compensation. Directors may be paid their expenses, if any, and a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     3.11 Action by Written Consent. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.
ARTICLE IV
Committees
     The Board of Directors may, by resolution passed by a majority of the full Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.
ARTICLE V
Officers
     5.1 Classes. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer. Further, the Board of Directors may elect or appoint such other officers and assistant officers as it from time to time deems necessary. Any two or more offices may be held by the same person. The President shall be a director of the Corporation.
     5.2 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its first meeting held after the Annual Meeting of Shareholders. If the election of officers is not held at any such meeting, such election shall be held as soon thereafter as is practicable. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor is duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     5.3 Removal and Resignations. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
     5.5 President. The President shall be the Chief Executive Officer of the Corporation. Subject to the direction of the Board of Directors, the President shall have general supervision over the administration and operations of the Corporation. The President shall preside at all meetings of the shareholders and of the Board of Directors and he/she shall see that all orders and resolutions of the Board of Directors are effected. The President may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or is required by law to be otherwise signed or executed. The President shall, in general, perform all duties incident to the office of President and such other duties as may be assigned to him by the Board of Directors. If the Board of Directors designates the President to be Chief Executive Officer, the President as such shall also have general supervision over the entire business of the Corporation.
     5.6 Vice-Presidents. Any Vice-President shall have such duties and powers as shall be designated from time to time by the Board of Directors and shall, in the absence of the President, have all the powers of and be subject to the restrictions upon the President and may sign, if so authorized, in the name of the Corporation, deeds, mortgages, bonds and other instruments.
     5.7 Secretary. The Secretary shall (a) keep the minutes of the shareholders meetings and of the Board of Directors meetings and (unless otherwise directed) all committees thereof in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) keep a register of the mailing address of each shareholder; (e) sign with the President or Vice- President any certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation (which may, however, be kept by any transfer agent or agents of the Corporation); and, (g) in general, perform all duties incident to the office of Secretary, and have such other duties and powers as other may be designated from time to time by the President.
     5.8 Treasurer. The Treasurer shall supervise and conduct the routine financial business of the Corporation and shall have care and custody of its funds, securities and property subject to the supervision of the President. The Treasurer shall keep permanent records of the funds and property of the Corporation and shall have authority to receive all monies and to pay out and disburse such monies under the direction and control of the Board of Directors. The Treasurer shall deposit to the credit of the Corporation all monies not required for the convenience of the Corporation’s business, in such banks, trust companies or other depositories as the Board of Directors may from time to time direct. The Treasurer shall in general perform all the duties incident to the office of Treasurer, and have such other duties and powers as may be designated from time to time by the President.
     5.9 Other Officers: Assistant Officers. If the Board of Directors elects or appoints (i) other officers or (ii) assistants to any other officers, such officers and assistant officers shall exercise such powers and perform such duties as pertain to their respective offices, or as may be conferred upon, or assigned to, them by the President and, in the case of assistant officers, the respective officer to whom they are assistants.
ARTICLE VI
Contracts, Loans, Checks and Deposits
     6.1 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.
     6.2 Loans and Evidences of Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all of the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.
     6.3 Checks, Drafts. Etc. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors. Such designations may be general or confined to specific instances.

ARTICLE VII
Certificates for Shares and Their Transfer
     7.1 Certificates for Shares. If requested, every shareholder shall be entitled to have a certificate certifying the number and type of shares of the Corporation owned by him, signed by, or in the name of the Corporation by, either manually or by facsimile, the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Such certificates shall be in such form as may be determined by the Board of Directors and by the laws of the State of Delaware.
     7.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
     7.3 Lost, Stolen or Destroyed Certificates. A new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When issuing a new certificate or certificates, the Corporation, acting through its officers or agents, including any transfer agent or registrar, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
ARTICLE VIII
Emergency By-Laws
     The Board of Directors may adopt, either before or during an emergency, as that term is defined by the Delaware Corporation Law, any emergency bylaws permitted by the Delaware Corporation Law which shall be operative only during such emergency.

ARTICLE IX
Indemnification of Directors and Officers
     9.1 General. The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the Delaware Corporation Law, as it presently exists or may hereafter be amended, indemnify each director and officer of the Corporation against expenses (including attorneys’ fees), judgments, taxes, fines, and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or shareholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein. Such right of indemnification shall not be deemed exclusive of any other rights to which directors or officers of the Corporation may be entitled under any statute, provision in the Corporation’s Articles of Incorporation, agreement or action of the Board of Directors or shareholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     9.2 Insurance. Without in any way limiting the Corporation’s power to purchase and maintain insurance for any other purpose or on behalf of any other person, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of Section 9.1 of these Bylaws or the Delaware Corporation Law.

ARTICLE X
Miscellaneous
     10.1 Amendments. The Board of Directors shall have the power and authority to alter, amend or repeal these Bylaws, and to make new Bylaws, by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders to change or repeal such Bylaws.
     10.2 Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation.
     10.3. Seal. The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, and other appropriate wording.
     10.4 Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation, or the Delaware Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
     10.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, computer database or disc or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
     10.6 Construction. Unless the context specifically requires otherwise, any reference in these Bylaws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.